Exhibit 15.1

LETTER OF ERNST & YOUNG LLP REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION

Board of Directors and Shareholders
STERIS Corporation

We are aware of the incorporation by reference in the following Registration Statements and Post Effective Amendment and related Prospectuses of our report dated August 8, 2013 relating to the unaudited consolidated interim financial statements of STERIS Corporation and subsidiaries that are included in its Form 10-Q for the quarter ended June 30, 2013:

Registration Number	Description
333-32005	Form S-8 Registration Statement - STERIS Corporation 1997 Stock Option Plan

33-55976	Form S-8 Registration Statement - STERIS Corporation 401(k) Plan

333-09733	Form S-8 Registration Statement - STERIS Corporation 401(k) Plan

333-101308	Form S-8 Registration Statement - STERIS Corporation 2002 Stock Option Plan

333-137167	Form S-8 Registration Statement - STERIS Corporation Deferred Compensation Plan

333-136239	Form S-8 Registration Statement - STERIS Corporation 2006 Long-Term Equity Incentive Plan

333-170884	Form S-8 Registration Statement - STERIS Corporation 401(k) Plan

333-176167	Form S-8 Registration Statement - STERIS Corporation 2006 Long-Term Equity Incentive Plan (as Amended and Restated Effective July 28, 2011)

/s/    Ernst & Young LLP

Cleveland, Ohio
August 8, 2013